Ronald R. Chadwick, P.C.
                          Certified Public Accountant
                             2851 South Parker Road
                                   Suite 720
                            Aurora, Colorado  80014
                              Phone (303)306-1967
                               Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of Acadia Resources Inc. on Form SB-2 of my Report of Independent Registered Public Accounting Firm, dated November 15, 2006, on the balance sheet of Acadia Resources Inc. as at August 31, 2006, and the related statements of operations, stockholders' equity , and cash flows for the period from March 1, 2006 (date of inception) to August 31, 2006.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.


                                                 /S/ RONALD R. CHADWICK, P.C.
Aurora, Colorado 				 ----------------------------
November 28, 2006                                Ronald R. Chadwick, P.C.